Exhibit 5.1

Goodwin Procter (UK) LLP Sancroft 10-15 Newgate Street London EC1A 7AZ United Kingdom goodwinlaw.com +44 (0) 20 7447 4200

6 September 2024

Akari Therapeutics, plc

Highdown House, Yeoman Way, Worthing

West Sussex, United Kingdom, BN99 3HH

Ladies and Gentlemen:

Akari Therapeutics, plc – Registration Statement on Form S-3 – Exhibit 5.1

We have acted as English law advisers to Akari Therapeutics, plc, a public limited company with limited liability incorporated under the laws of England and Wales (company no.: 05252842) (the “Company”) in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Prospectus”) pursuant to the U.S. Securities Act of 1933, as amended (the “US Securities Act”).

The Registration Statement covers the resale by certain selling securityholders of up to an aggregate of 10,782,431 American Depositary Shares of the Company (“ADSs”) representing up to an aggregate of 21,564,862,000 ordinary shares, par value US$0.0001 per share of the Company (the “Ordinary Shares”), consisting of:

(i)

947,868 ADSs issued to certain of the selling shareholders in a private placement (the “December Private Placement”), pursuant to a securities purchase agreement, dated 27 December 2023, by and among the Company and the investors listed therein (the “December SPA”);

(ii)

1,320,614 ADSs issued to certain of the selling shareholders in a private placement (the “March Private Placement”), pursuant to an amended and restated securities purchase agreement, dated 26 March 2024, by and among the Company and the investors listed therein (the “March SPA”);

(iii)	132,061 ADSs issuable upon the exercise of placement agent warrants issued in connection with the March Private Placement (the “March Placement Agent Warrants”);

(iv)

4,029,754 ADSs issued to certain of the selling shareholders in a private placement (the “May Private Placement”), pursuant to a securities purchase agreement dated 29 May 2024, by and among the Company and the investors listed therein (the “May SPA”);

(v)	4,029,754 ADSs issuable upon the exercise of warrants issued pursuant to the May SPA (the “Series C Warrants”); and

(vi)	322,380 ADSs issuable upon the exercise of placement agent warrants issued in connection with the May Private Placement (the “May Placement Agent Warrants”).

(the Ordinary Shares underlying the ADSs referenced at (i) to (vi) together, the “Shares”).

We understand that the existing issued Ordinary Shares are not, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

Goodwin Procter (UK) LLP is a limited liability partnership registered in England and Wales with registered number OC362294. Its registered office is at Sancroft, 10-15 Newgate Street, London EC1A 7AZ. A list of the names of the members of Goodwin Procter (UK) LLP is available for inspection at the registered office. Goodwin Procter (UK) LLP is authorised and regulated by the Solicitors Regulation Authority. Goodwin Procter (UK) LLP is affiliated with Goodwin Procter LLP, which operates in the United States of America.

Akari Therapeutics, plc

6 September 2024

1. INTRODUCTION

1.1 Purpose

In connection with the preparation and filing of the Registration Statement, to which this letter is attached as an exhibit, with the SEC pursuant to the US Securities Act we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2 Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

1.3 Legal review

For the purpose of issuing this letter, we have examined such questions of law as we have considered appropriate. We have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 6 September 2024 at 10:04 am BST ;

(b)	an enquiry of the Central Index of Winding Up Petitions, London on 6 September 2024 at 10:07 am BST ((a) and (b) together, the “Searches”);

(c)

a certificate dated 6 September 2024 signed by the Interim Chief Financial Officer of the Company (the “Certificate”) relating to certain factual matters as at the date of the Certificate and having annexed thereto copies (certified by the Interim Chief Financial Officer of the Company as being true, complete, accurate and up-to-date in each case) of the following documents:

a.	a PDF copy of the written resolutions of the board of directors of the Company (the “Board”) dated May 24, 2024 approving, inter alia, the filing of the Registration Statement with the SEC;

b.

a PDF copy of the signed minutes of the annual general meeting of the Company on 30 June 2023 including, inter alia, shareholders’ resolutions authorising the directors of the Company to allot (and grant rights to subscribe for) Ordinary Shares for the purposes of section 551 of the Companies Act 2006 (the “Companies Act”) and conferring power on the directors of the Company to do so without the application of pre-emption rights pursuant to section 570 of the Companies Act (the “Shareholders’ Resolutions”);

c.	a PDF copy of the current articles of association of the Company adopted on 8 December 2020, as amended by a special resolution of the Company passed on 30 June 2023 (the “Articles”); and

d.

PDF copies of the certificate of incorporation of the Company dated 7 October 2004 and the Company’s certificate of incorporation on re-registration of the Company as a public limited company dated 15 February 2005, each as available for free online viewing by the public on the website of Companies House;

(d)	a draft copy of the Registration Statement (which for the avoidance of doubt includes the Prospectus) in the form to be filed with the SEC on the date hereof; and

(e)	PDF executed copies of the:

Akari Therapeutics, plc

6 September 2024

a.	December SPA;

b.	March SPA;

c.	May SPA;

d.	March Placement Agent Warrants;

e.	Series C Warrants; and

f.	May Placement Agent Warrants,

together the “Documents” and each a “Document”. We express no opinion as to any agreement, instrument or document other than the Documents and then only as expressly specified in this letter.

1.4 Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law as in force on the date of this letter and relate only to English law as applied by the English courts as at today’s date. In particular:

(a)

we have not investigated the laws of any country other than England and we express no opinion in this letter on the laws of any jurisdiction other than England and we assume that no foreign law affects any of the opinions given below. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Prospectus, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it;

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters; and

(c)

we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.

1.5 Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) to this letter and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

It should be understood that we have not been responsible for investigating or verifying the accuracy of any facts or the reasonableness of any statement of opinion or intention contained in or relevant to any Document.

2. OPINIONS

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, we are of the opinion that as at today’s date:

(a)

the Company is a public limited company duly incorporated under English law, noting the Searches revealed no order or resolution for the winding-up of the Company and no notice of the appointment of a receiver or administrator in respect of it or any of its assets; and

Akari Therapeutics, plc

6 September 2024

(b)

the Shares represented by ADSs, when issued and sold as contemplated in the Registration Statement, the Prospectus, any future Prospectus supplement(s) and in accordance with the respective terms of the Documents, will be duly and validly authorised and issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital.

3. EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated thereby.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4. DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the US Securities Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act or the rules and regulations of the SEC thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Goodwin Procter (UK) LLP

Goodwin Procter (UK) LLP

Akari Therapeutics, plc

6 September 2024

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)

the genuineness of all signatures (including electronic signatures), stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom they claim to be and holds the office they claim to hold;

(c)	the accuracy as to factual matters of each document we have reviewed;

(d)

that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;

(e)	that there is no agreement or arrangement which modifies, supersedes or is inconsistent with any Document;

(f)

that the Articles remain in full force and effect and no alteration has been made or will be made to such articles of association, in each case prior to the date of the allotment and issue of the Shares (the “Allotment Date”);

(g)

on the Allotment Date, the Company will comply with all applicable laws, and will have all necessary corporate and other power, authority and capacity, in order to allot and issue the Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;

(h)

that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the date of the Registration Statement;

(i)	that the Registration Statement (including the Prospectus), as finally amended, has become effective under the US Securities Act;

(j)

that the contents of the Certificate were true and not misleading when given and remain true and not misleading as at the date of this letter and there is no fact or matter not referred to in the Certificate which could make any of the information in the Certificate inaccurate or misleading;

(k)	that the Shares are not, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom;

(l)

that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Allotment Date;

(m)

prior to the issuance and/or allotment of any Shares, an appropriate Prospectus supplement with respect to the relevant Shares will be prepared, delivered and filed in compliance with the US Securities Act and the rules and regulations thereunder;

Akari Therapeutics, plc

6 September 2024

(n)

that any allotment of Shares which occurs after the date of this letter is done in accordance with any terms and limits prescribed by the Shareholder Resolutions or such other shareholder resolutions relating to Company in force at the time of such allotment;

(o)

that any minutes of the meetings of the Board or the written resolutions of the Board provided to us in connection with the giving of this letter or otherwise contemplated in connection with the matters referred to herein were duly passed as resolutions of the Board, all constitutional, statutory and other formalities were and/or will be observed and such resolutions have not been, and will not be, revoked or varied and remain in full force and effect as at the date of this letter;

(p)

that the resolutions set out in the Shareholder Resolutions were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the date of this letter, the Company has not allotted shares or granted rights to subscribe for, or to convert any security into, shares pursuant to the Shareholder Resolutions which would, when aggregated with the allotment of the Shares set forth in the Registration Statement, result in the Directors exceeding the limits set out in the Shareholder Resolutions;

(q)

that in relation to the allotment and issue of the Shares, the directors of the Company will act in the manner required by section 172 of the Companies Act 2006 (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

(r)	the Shares will be sold or issued in accordance with a duly authorised, executed and delivered purchase, underwriting or similar agreement;

(s)

that the Shares when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of Shares maintained for this purpose, in accordance with the then operative Articles and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

(t)

prior to the Allotment Date, the directors of the Company, including the pricing committee or other appropriate committee appointed thereby, and appropriate officers of the Company will have taken all necessary corporate action to approve the allotment and issue of the Shares and related matters;

(u)

that the directors of the Company will act in accordance with sections 171 to 174 of the Companies Act 2006 in approving the board resolutions and that all actions to be carried out by the Company are or will be in its commercial interests, in each case in connection with the allotment and issue of the Shares and related matters;

(v)

that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 1.3 or which have not been disclosed to us that may affect the validity or enforceability of the documents listed in paragraph 1.3 or any obligation therein or otherwise affect the opinions expressed in this letter;

(w)

that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of the FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

(x)	that no Shares shall be allotted or issued, or are or shall be committed to be allotted or issued, at a discount to their nominal value (whether in dollars or equivalent in any other currency);

Akari Therapeutics, plc

6 September 2024

(y)

that the Company has not taken, nor will it take, any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company); and

(z)

the Company is not, nor will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose which might render any transaction contemplated under any corporate approvals or any associated activity illegal, void or voidable.

Akari Therapeutics, plc

6 September 2024

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)

the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)

the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	if any agreement is entered into for a purpose prohibited by sections 678 and 679 of the Companies Act 2006, it will be void;

(d)	we express no opinion as to matters of fact;

(e)	we express no opinion as to taxation matters;

(f)

save for the matters set out in the Certificate, we have made no enquiries of any individual connected with the Company and have relied entirely on the facts, statements and confirmations contained in the Certificate and we have not undertaken any independent investigation or verification of the matters referred to in the Certificate;

(g)

a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(h)

it should be understood that we have not been responsible for investigating or verifying (i) the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement; or (ii) that no material facts have been omitted from it.